Exhibit 99

UTC REPORTS 14 PERCENT FOURTH QUARTER EPS GROWTH ON 6 PERCENT HIGHER SALES;

AFFIRMS 2011 OUTLOOK

HARTFORD, Conn., Jan. 26, 2011 – United Technologies Corp. (NYSE:UTX) today reported fourth quarter 2010 earnings per share of $1.31, up 14 percent over prior year. Results for the current and prior year quarters included net charges for restructuring and one-time items of $0.03 and $0.08 per share, respectively. Before these charges, earnings per share increased 9 percent year over year. Currency hedges at Pratt & Whitney Canada, net of all foreign exchange translation, contributed $0.02 to the earnings per share increase.

Consolidated sales for the quarter of $14.9 billion were 6 percent above prior year, including 6 percent of organic growth. Net income attributable to common shareowners of $1.2 billion increased 12 percent year over year. Cash flow from operations was $1.7 billion, including $600 million of global pension contributions. Capital expenditures were $386 million in the quarter.

Full year earnings per share of $4.74 and net income attributable to common shareowners of $4.4 billion increased 15 and 14 percent, respectively, from 2009 results. Consolidated sales of $54.3 billion were 4 percent above prior year including organic growth (2 points), net acquisitions (1 point), and foreign currency translation (1 point). On a reported basis, segment operating margin at 14.6 percent was 140 basis points higher than prior year, with five of six segments above 10 percent operating margins. Adjusted for restructuring and one-time items, segment operating margin of 15.4 percent was 100 basis points higher than prior year. Cash flow from operations was $5.9 billion, including $1.3 billion of global pension contributions. Capital expenditures were $865 million for the year.

“UTC’s fourth quarter results reflect strong sales growth, particularly in the commercial aerospace aftermarket and shorter cycle Carrier businesses,” said Louis Chênevert, UTC Chairman & Chief Executive Officer. “Our proactive focus on structural cost reduction resulted in solid conversion on higher sales and exceptional margin expansion for the year. For the first time in UTC’s history, all six business units delivered double digit operating margins for the full year, adjusted for restructuring and one-time items. In typical UTC fashion, cash generation was strong in the quarter and throughout the year.”

New equipment orders at Otis were up 11 percent over the year ago fourth quarter. Commercial HVAC new equipment orders at Carrier grew 21 percent including favorable foreign exchange of 1 point. Commercial spares orders at Pratt & Whitney’s large engine business grew 45 percent and at Hamilton Sundstrand were up 31 percent over the year ago fourth quarter.

“End markets are recovering consistent with our expectations, supporting our 2011 sales outlook of $56 billion to $57 billion,” Chênevert continued. “We expect our strong operating leverage will drive further margin expansion and will allow us to deliver earnings growth of 7 percent to 13 percent with 2011 earnings per share of $5.05 to $5.35, even as we increase investment in transformational technologies.

“We again expect cash flow from operations less capital expenditures to equal or exceed net income attributable to common shareowners in 2011. Share repurchase is expected to be $2.5 billion and our acquisition placeholder is $1.5 billion,” Chênevert added.

Share repurchase in the fourth quarter was $556 million and totaled $2.2 billion for the year. Acquisition spending was $207 million in the quarter and $2.8 billion for the year.

The accompanying tables include information integral to assessing the company’s financial position, operating performance, and cash flow, including a reconciliation of differences between non-GAAP measures used in this release and the comparable financial measures calculated in accordance with generally accepted accounting principles in the United States.

United Technologies Corp., based in Hartford, Connecticut, is a diversified company providing high technology products and services to the building and aerospace industries. Additional information, including a webcast, is available on the Internet at http://www.utc.com.

This release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other materials released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance” and other words of similar meaning in connection with a discussion of future operating or financial performance. These include, among others, statements relating to: future sales, earnings, cash flow, results of operations, uses of cash and other measures of financial performance; the effect of economic conditions in the markets in which we operate and in the United States and globally and any changes therein, including financial market conditions, fluctuation in commodity prices, interest rates and foreign currency exchange rates; levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry; levels of air travel, financial difficulties (including bankruptcy) of commercial airlines; the impact of weather conditions and the financial condition of our customers and suppliers; delays and disruption in delivery of materials and services from suppliers; new business opportunities; cost reduction efforts and restructuring costs and savings and other consequences thereof; the scope, nature or impact of acquisition and divestiture activity, including integration of acquired businesses into our existing businesses; the development, production and support of advanced technologies and new products and services; the anticipated benefits of diversification and balance of operations across product lines, regions and industries; the impact of the negotiation of collective bargaining agreements, and labor disputes; the outcome of legal proceedings and other contingencies; future repurchases of common stock; future levels of indebtedness and capital and research and development spending; future availability of credit; pension plan assumptions and future contributions; and the effect of changes in tax, environmental and other laws and regulations in the United States and other countries in which we operate. All forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For additional information identifying factors that may cause actual results to vary materially from those stated in the forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC’s Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC’s Forms 10-K and 10-Q.

UTC-IR

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United Technologies Corporation

Condensed Consolidated Statement of Operations

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(Millions, except per share amounts)	2010	2009	2010	2009
Net sales	$14,864	$13,979	$54,326	$52,425

Costs, Expenses and Other:
Cost of products and services sold	11,000	10,317	39,414	38,861
Research and development	457	421	1,746	1,558
Selling, general and administrative	1,631	1,555	6,024	6,036
Other income, net	(77)	(98)	(44)	(407)

Operating profit	1,853	1,784	7,186	6,377
Interest expense, net	167	160	648	617

Income before income taxes	1,686	1,624	6,538	5,760
Income tax expense	433	455	1,827	1,581

Net income	1,253	1,169	4,711	4,179
Less: Noncontrolling interest in subsidiaries’ earnings	54	96	338	350

Net income attributable to common shareowners	$1,199	$1,073	$4,373	$3,829

Earnings Per Share of Common Stock:
Basic	$1.33	$1.17	$4.82	$4.17
Diluted	$1.31	$1.15	$4.74	$4.12

Weighted average number of shares outstanding:
Basic shares	902	915	908	917
Diluted shares	916	931	923	929

As described on the following pages, consolidated results for the quarters and years ended December 31, 2010 and 2009 include non-recurring items, restructuring and other costs that management believes should be considered when evaluating the underlying financial performance.

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Segment Net Sales and Operating Profit

	Quarter Ended December 31, (Unaudited)		Year Ended December 31, (Unaudited)
(Millions)	2010	2009	2010	2009
Net Sales
Otis	$3,107	$3,195	$11,579	$11,723
Carrier	2,890	2,809	11,386	11,335
UTC Fire & Security	1,803	1,525	6,490	5,503
Pratt & Whitney	3,585	3,209	12,935	12,392
Hamilton Sundstrand	1,483	1,403	5,608	5,560
Sikorsky	2,087	1,944	6,684	6,287

Segment Sales	14,955	14,085	54,682	52,800
Eliminations and other	(91)	(106)	(356)	(375)

Consolidated Net Sales	$14,864	$13,979	$54,326	$52,425

Operating Profit
Otis	$660	$677	$2,575	$2,447
Carrier	210	146	1,062	740
UTC Fire & Security	236	196	714	493
Pratt & Whitney	482	488	1,987	1,835
Hamilton Sundstrand	238	231	918	857
Sikorsky	239	202	716	608

Segment Operating Profit	2,065	1,940	7,972	6,980
Eliminations and other	(88)	(48)	(409)	(255)
General corporate expenses	(124)	(108)	(377)	(348)

Consolidated Operating Profit	$1,853	$1,784	$7,186	$6,377

Segment Operating Profit Margin
Otis	21.2%	21.2%	22.2%	20.9%
Carrier	7.3%	5.2%	9.3%	6.5%
UTC Fire & Security	13.1%	12.9%	11.0%	9.0%
Pratt & Whitney	13.4%	15.2%	15.4%	14.8%
Hamilton Sundstrand	16.0%	16.5%	16.4%	15.4%
Sikorsky	11.5%	10.4%	10.7%	9.7%

Segment Operating Profit Margin	13.8%	13.8%	14.6%	13.2%

As described on the following pages, consolidated results for the quarters and years ended December 31, 2010 and 2009 include non-recurring items, restructuring and other costs that management believes should be considered when evaluating the underlying financial performance.

United Technologies Corporation

Restructuring and Other Costs

Consolidated operating profit for the quarters and years ended December 31, 2010 and 2009 includes restructuring and other costs as follows:

	Quarter Ended December 31, (Unaudited)		Year Ended December 31, (Unaudited)
(Millions)	2010	2009	2010	2009
Otis	$43	$27	$83	$158
Carrier	43	71	75	210
UTC Fire & Security	25	5	78	112
Pratt & Whitney	90	13	138	190
Hamilton Sundstrand	26	19	37	88
Sikorsky	—	—	14	7
Eliminations and other[1]	6	—	18	62
General corporate expenses	—	—	—	3

Total Restructuring and Other Costs	$233	$135	$443	$830

1 Total restructuring and other costs included within Eliminations and other in 2010 and 2009 primarily reflects the impact of curtailments on our domestic pension plans.

Non-Recurring Items

Consolidated results for the quarters and years ended December 31, 2010 and 2009 include the following non-recurring items:

Q4-2010

Carrier: Approximately $18 million net gain resulting from dispositions associated with Carrier’s ongoing portfolio transformation.

Eliminations and other: Approximately $21 million non-cash, non-taxable gain recognized on the remeasurement to fair value of our previously held equity interest in Clipper Windpower Plc (Clipper), a California-based wind turbine manufacturer, resulting from our purchase of a controlling interest (all remaining shares) in Clipper.

Income tax expense: Approximately $38 million favorable net tax benefit associated with management’s decision to repatriate additional foreign cash to the U.S. in 2010 and 2011.

Income tax expense: Approximately $55 million net tax benefit associated with the completion of the acquisition of all remaining shares of Clipper in December 2010.

Q3-2010

Carrier: Approximately $24 million net gain resulting from dispositions associated with Carrier’s ongoing portfolio transformation.

Eliminations and other: Approximately $159 million other-than-temporary impairment charge of our equity investment in Clipper.

Income tax expense: Approximately $102 million favorable net tax benefit associated with management’s intention to repatriate additional foreign cash to the U.S. in 2010.

Q2-2010

Carrier: Approximately $47 million net charge resulting from dispositions associated with Carrier’s ongoing portfolio transformation. Included in this net charge is an approximately $58 million asset impairment charge associated with the expected disposition of a business, partially offset by an approximately $11 million gain on the sale of another business.

Hamilton Sundstrand: Approximately $28 million of asset impairment charges related primarily to the expected disposition of an aerospace business as part of Hamilton Sundstrand’s ongoing low cost sourcing initiatives.

Interest expense, net: Favorable pre-tax interest adjustment of approximately $24 million associated with the resolution of an uncertain temporary tax item in the quarter.

Q4-2009

Carrier: Approximately $27 million of gains resulting from dispositions associated with Carrier’s ongoing portfolio transformation.

Q3-2009

Carrier: Approximately $57 million gain recognized from the contribution of the majority of Carrier’s U.S. residential sales and distribution business into a new venture formed with Watsco, Inc.

Interest expense, net: Approximately $17 million of favorable pre-tax interest adjustments related to global tax examination activity in the quarter, primarily reflecting the completion of our review of the 2004 to 2005 Internal Revenue Service (IRS) audit report.

Income tax expense: Favorable income tax adjustments of approximately $38 million based on global examination activity in the quarter, including completion of our review of the 2004 to 2005 IRS audit report.

Income tax expense: Approximately $32 million adverse tax impact associated with a foreign reorganization.

Q2-2009

Otis: Approximately $52 million non-cash, non-taxable gain recognized on the remeasurement to fair value of a previously held equity interest in a joint venture resulting from the purchase of a controlling interest.

Q1-2009

Income tax expense: Favorable tax impact of approximately $25 million related to the formation of a commercial venture.

The following page provides segment net sales, operating profits and operating profit margins as adjusted for the aforementioned non-recurring items, restructuring and other costs. Management believes these adjusted results more accurately portray the ongoing operational performance and fundamentals of the underlying businesses. The amount and timing of restructuring and other costs and non-recurring activity can vary substantially from period to period with no assurances of comparable activity or amounts being incurred in future periods. The amount of restructuring and other costs in 2009 was significantly in excess of that incurred in prior years as well as the levels incurred in 2010 and reflected the severity of the global recession. These amounts have therefore been adjusted out in the following schedule in order to provide a more representative comparison of current year operating performance to prior year operating performance.

United Technologies Corporation

Segment Net Sales and Operating Profit Adjusted for Non-Recurring Items, Restructuring and Other Costs (as reflected on the previous page)

	Quarter Ended December 31, (Unaudited)		Year Ended December 31, (Unaudited)
(Millions)	2010	2009	2010	2009
Net Sales
Otis	$3,107	$3,195	$11,579	$11,723
Carrier	2,890	2,809	11,386	11,335
UTC Fire & Security	1,803	1,525	6,490	5,503
Pratt & Whitney	3,585	3,209	12,935	12,392
Hamilton Sundstrand	1,483	1,403	5,608	5,560
Sikorsky	2,087	1,944	6,684	6,287

Adjusted Segment Sales	14,955	14,085	54,682	52,800
Eliminations and other	(91)	(106)	(356)	(375)

Consolidated Net Sales	$14,864	$13,979	$54,326	$52,425

Adjusted Operating Profit
Otis	$703	$704	$2,658	$2,553
Carrier	235	190	1,142	866
UTC Fire & Security	261	201	792	605
Pratt & Whitney	572	501	2,125	2,025
Hamilton Sundstrand	264	250	983	945
Sikorsky	239	202	730	615

Adjusted Segment Operating Profit	2,274	2,048	8,430	7,609
Eliminations and other	(103)	(48)	(253)	(193)
General corporate expenses	(124)	(108)	(377)	(345)

Adjusted Consolidated Operating Profit	$2,047	$1,892	$7,800	$7,071

Adjusted Segment Operating Profit Margin
Otis	22.6%	22.0%	23.0%	21.8%
Carrier	8.1%	6.8%	10.0%	7.6%
UTC Fire & Security	14.5%	13.2%	12.2%	11.0%
Pratt & Whitney	16.0%	15.6%	16.4%	16.3%
Hamilton Sundstrand	17.8%	17.8%	17.5%	17.0%
Sikorsky	11.5%	10.4%	10.9%	9.8%

Adjusted Segment Operating Profit Margin	15.2%	14.5%	15.4%	14.4%

United Technologies Corporation

Condensed Consolidated Balance Sheet

(Millions)	December 31, 2010 (Unaudited)	December 31, 2009 (Unaudited)
Assets
Cash and cash equivalents	$4,083	$4,449
Accounts receivable, net	8,925	8,469
Inventories and contracts in progress, net	7,766	7,509
Other assets, current	2,736	2,767

Total Current Assets	23,510	23,194

Fixed assets, net	6,280	6,364
Goodwill	17,721	16,298
Intangible assets, net	4,060	3,538
Other assets	6,922	6,368

Total Assets	$58,493	$55,762

Liabilities and Equity
Short-term debt	$279	$1,487
Accounts payable	5,206	4,634
Accrued liabilities	12,247	11,792

Total Current Liabilities	17,732	17,913

Long-term debt	10,010	8,257
Other long-term liabilities	8,102	8,204

Total Liabilities	35,844	34,374

Redeemable noncontrolling interest	317	389

Shareowners’ Equity:
Common Stock	12,431	11,565
Treasury Stock	(17,468)	(15,408)
Retained earnings	30,191	27,396
Accumulated other comprehensive loss	(3,769)	(3,487)

Total Shareowners’ Equity	21,385	20,066
Noncontrolling interest	947	933

Total Equity	22,332	20,999

Total Liabilities and Equity	$58,493	$55,762

Debt Ratios:
Debt to total capitalization	32%	32%
Net debt to net capitalization	22%	20%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Condensed Consolidated Statement of Cash Flows

	Quarter Ended December 31, (Unaudited)		Year Ended December 31, (Unaudited)
(Millions)	2010	2009	2010	2009
Operating Activities:
Net income attributable to common shareowners	$1,199	$1,073	$4,373	$3,829
Noncontrolling interest in subsidiaries’ earnings	54	96	338	350

Net income	1,253	1,169	4,711	4,179

Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	348	333	1,356	1,258
Deferred income tax provision	536	415	413	451
Stock compensation cost	42	43	154	153
Change in working capital	494	781	525	1,065
Global pension contributions *	(600)	(637)	(1,299)	(1,270)
Other operating activities, net	(397)	(629)	46	(483)

Net cash flows provided by operating activities	1,676	1,475	5,906	5,353

Investing Activities:
Capital expenditures	(386)	(325)	(865)	(826)
Acquisitions and dispositions of businesses, net	(199)	(95)	(2,550)	(545)
Other investing activities, net	84	47	228	267

Net cash flows used in investing activities	(501)	(373)	(3,187)	(1,104)

Financing Activities:
(Decrease) increase in borrowings, net	(2,022)	(700)	470	(1,737)
Dividends paid on Common Stock	(368)	(338)	(1,482)	(1,356)
Repurchase of Common Stock	(556)	(320)	(2,200)	(1,100)
Other financing activities, net	101	75	59	2

Net cash flows used in financing activities	(2,845)	(1,283)	(3,153)	(4,191)

Effect of foreign exchange rate changes on cash and cash equivalents	22	(2)	68	64

Net (decrease) increase in cash and cash equivalents	(1,648)	(183)	(366)	122

Cash and cash equivalents, beginning of period	5,731	4,632	4,449	4,327

Cash and cash equivalents, end of period	$4,083	$4,449	$4,083	$4,449

*	Non-cash activities include contributions of UTC Common Stock of $250 million to domestic defined benefit pension plans in the second quarter of 2010.

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Free Cash Flow Reconciliation

	Quarter Ended December 31, (Unaudited)
(Millions)	2010		2009
Net income attributable to common shareowners	$1,199		$1,073
Noncontrolling interest in subsidiaries’ earnings	54		96

Net income	1,253		1,169

Depreciation and amortization	348		333
Change in working capital	494		781
Other operating activities, net	(419)		(808)

Net cash flows provided by operating activities	1,676		1,475
Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		140%		137%
Capital expenditures	(386)		(325)

Capital expenditures as a percentage of net income attributable to common shareowners		(32)%		(30)%

Free cash flow	$1,290		$1,150

Free cash flow as a percentage of net income attributable to common shareowners		108%		107%

	Year Ended December 31, (Unaudited)
(Millions)	2010		2009
Net income attributable to common shareowners	$4,373		$3,829
Noncontrolling interest in subsidiaries’ earnings	338		350

Net income	4,711		4,179

Depreciation and amortization	1,356		1,258
Change in working capital	525		1,065
Other operating activities, net	(686)		(1,149)

Net cash flows provided by operating activities	5,906		5,353
Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		135%		140%
Capital expenditures	(865)		(826)

Capital expenditures as a percentage of net income attributable to common shareowners		(20)%		(22)%

Free cash flow	$5,041		$4,527

Free cash flow as a percentage of net income attributable to common shareowners		115%		118%

Free cash flow, which represents cash flow from operations less capital expenditures, is the principal cash performance measure used by UTC. Management believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing UTC’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC’s common stock and distribution of earnings to shareholders. Other companies that use the term free cash flow may calculate it differently. The reconciliation of net cash flow provided by operating activities, prepared in accordance with generally accepted accounting principles, to free cash flow is shown above.

United Technologies Corporation

Notes to Condensed Consolidated Financial Statements

(1)	Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

(2)	Organic sales growth represents the total reported increase within the Corporation’s ongoing businesses less the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and significant non-recurring items.

(3)	We previously reported “Other income, net,” which included “Interest income,” as a component of “Revenues.” “Other income, net,” excluding “Interest income,” is now reflected as a component of “Costs, Expenses and Other,” while “Interest income” is now netted with “Interest expense” for financial statement presentation.